Fourth Quarter and Full Year 2023 Earnings Presentation Exhibit 99.2

2 Disclaimer Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, which may relate to future events or the future performance or financial condition of Ares Commercial Real Estate Corporation (“ACRE” or, the “Company”), Ares Commercial Real Estate Management LLC (“ACREM”), a subsidiary of Ares Management Corporation (“Ares Corp.”), Ares Corp., certain of their subsidiaries and certain funds and accounts managed by ACREM, Ares Corp. and/or their subsidiaries, including, without limitation, ACRE. These statements are not guarantees of future results or financial condition and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the return or impact of current and future investments, rates of prepayments on the Company's mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, ACREM's ability to locate suitable investments for the Company, monitor, service, and administer the Company’s investments and execute its investment strategy, the Company’s ability to obtain, maintain, repay or refinance financing arrangements, including securitizations, global economic trends and economic conditions, including high inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates and currency fluctuations, as well as geopolitical instability, including conflicts between Russia and Ukraine and between Israel and Hamas, changes in interest rates, credit spreads and the market value of the Company's investments, the demand for commercial real estate loans, and other risks described from time to time in ACRE’s filings within the Securities and Exchange Commission (“SEC”). Any forward-looking statement, including any contained herein, speaks only as of the time of this release and none of ACRE, ARES Corp. nor ACREM undertakes any duty to update any forward-looking statements made herein. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws. Ares Corp. is the parent to several registered investment advisers, including Ares Management LLC (“Ares Management”) and ACREM. Collectively, Ares Corp., its affiliated entities, and all underlying subsidiary entities shall be referred to as “Ares” unless specifically noted otherwise. For a discussion regarding potential risks on ACRE, see Part I., Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I., Item 1A. “Risk Factors” in ACRE’s Annual Report on Form 10-K. The information contained in this presentation is summary information that is intended to be considered in the context of ACRE’s SEC filings and other public announcements that ACRE, ACREM or Ares may make, by press release or otherwise, from time to time. ACRE, ACREM and Ares undertake no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about ACRE, ACREM and Ares, and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of ACRE, ACREM or Ares or information about the market, as indicative of future results, the achievement of which cannot be assured. Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by ACRE or any other fund or account managed by ACREM or Ares, or as legal, accounting or tax advice. None of ACRE, ACREM, Ares or any affiliate of ACRE, ACREM or Ares makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. Certain information set forth herein includes estimates and projections and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or projections or that all assumptions relating to such estimates or projections have been considered or stated or that such estimates or projections will be realized. In addition, in light of the various investment strategies of such other investment partnerships, funds and/or pools, it is noted that such other investment programs may have portfolio investments inconsistent with those of the investment vehicle or strategy discussed herein. These materials are not intended as an offer to sell, or the solicitation of an offer to purchase, any security, the offer and/or sale of which can only be made by definitive offering documentation. Any offer or solicitation with respect to any securities that may be issued by ACRE will be made only by means of definitive offering memoranda or prospectus, which will be provided to prospective investors and will contain material information that is not set forth herein, including risk factors relating to any such investment. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Such information has not been independently verified and, accordingly, ACRE makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.

Company Highlights

Loan Portfolio

$2.2 billion
outstanding principal balance

98%
senior loans

$163 million CECL reserve equates to approximately 8%[1] of loans held for investment and 87% of total CECL reserve relates to office loans and a residential / condo loan

Earnings and Dividends

$0.20
4Q Distributable Earnings[2] per diluted common share

Declared 1Q 2024 regular cash dividend of $0.25 per common share

Balance Sheet Positioning

1.9x
net debt to equity ratio (excluding CECL)[3]

$185 million
of available capital[4]

No spread based mark to market provisions

Ares Sponsorship

$418.8 billion
ARES AUM[5]

$49.7 billion
ARES real estate platform AUM

Benefits from market intelligence and deep relationships

Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided.

1. Percentage of loans held for investment is based on outstanding principal balance.
2. Distributable Earnings is a non-GAAP financial measure. See page 21 for Distributable Earnings definition and page 19 for the Reconciliation of Net Income to Non-GAAP Distributable Earnings.
3. Net debt to equity ratio is calculated as (i) $1.6 billion of outstanding principal of borrowings less $110 million of cash, (ii) divided by total stockholders' equity of $626 million plus CECL reserve of $163 million at December 31, 2023. Net debt to equity ratio including CECL reserve is 2.4x. Total debt to equity ratio excluding CECL reserve is 2.1x and including CECL reserve is 2.6x.
4. As of December 31, 2023, includes $110 million of unrestricted cash and $75 million of available financing proceeds under the secured revolving funding agreement with City National Bank ("CNB Facility").
5. Ares AUM includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser.

3

ARES
COMMERCIAL REAL ESTATE CORPORATION

4 Summary of 4Q 2023 and FY 2023 Results and Activity Earnings Results • 4Q 2023 and FY 2023 GAAP EPS (loss) of $(0.73) and $(0.72), respectively(1) • 4Q 2023 and FY 2023 Distributable EPS of $0.20 and $1.06, respectively(1,2) • Book value per common share of $11.56 (or $14.57 excluding the CECL reserve) as of December 31, 2023(3) Credit and CECL Reserves • Total CECL reserve increased by $47 million in 4Q 2023, primarily driven by loans collateralized by office properties and a residential / condominium property Non-Accruals • Six new loans placed on non-accrual in 4Q 2023; the Company has resolved one non-accrual loan in January 2024, expects to resolve additional non-accrual loans in 1H 2024 • These resolutions are expected to contribute to future earnings Balance Sheet Positioning • The Company has available capital of $185 million(4) plus additional unlevered assets that may be financed to further increase available capital and earnings potential(5) • Moderate leverage with net debt to equity ratio (excluding CECL) of 1.9x(6) Dividends • Company has declared cash dividend of $0.25 per common share for shareholders for 1Q 2024 Recent Events • Sold a $39 million held-for-sale loan in January 2024 at its year-end 2023 carrying value Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers may not add up to the totals provided. 1. Per diluted common share. 2. Distributable Earnings is a non-GAAP financial measure. See page 21 for Distributable Earnings definition and page 19 for the Reconciliation of Net Income to Non-GAAP Distributable Earnings. 3. Book value per common share excluding the CECL reserve is calculated as (i) total stockholders’ equity of $626 million plus CECL reserve of $163 million divided by (ii) total outstanding common shares of 54,149,225 as of December 31, 2023. 4. As of December 31, 2023, includes $110 million of unrestricted cash and $75 million of available financing proceeds under the secured revolving funding agreement with City National Bank (“CNB Facility”). 5. Additional unlevered assets that may be financed in the future include $83 million of total real estate owned net of depreciation, $28 million floating rate investment grade debt securities and other assets that are not levered. 6. Net debt to equity ratio (excluding CECL) is calculated as (i) $1.6 billion of outstanding principal of borrowings less $110 million of cash, (ii) divided by total stockholders’ equity of $626 million plus CECL reserve of $163 million at December 31, 2023. Net debt to equity ratio including CECL reserve is 2.4x. Total debt to equity ratio excluding CECL reserve is 2.1x and including CECL reserve is 2.6x.

5 Portfolio Overview We are focused on maximizing outcomes for our risk rated 4 and 5 loans Confidential — Not For Publication or Distribution Risk Rated 1-3 Loan Portfolio Risk Rated 4 & 5 Loan Portfolio and Held for Sale Loan Total Portfolio $2.2 billion(1) 47 Loans Majority Collateralized by Multifamily, Industrial, Self-Storage and Other Property Types(2,4) CECL Reserve is Approximately 1% of Loan Balance(2,5) More than $150 million of Additional Borrower Payments in 2023(7) All Borrowers Renewed Expiring Interest Rate Caps in 2023(9) 87% is Collateralized by Office and Residential / Condo Properties(3) 91% of Total CECL Reserve Relates to Risk Rated 4 and 5 Portfolio(6) CECL Reserve is 28% of Loan Balance(8) Some Near-Term Opportunities for Resolution $1.6 billion Portfolio Size(2) 37 Loans $0.6 billion Portfolio Size(3) 10 Loans Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1. Based on outstanding principal balance of loans held for investment and $39 million carrying value of one loan held for sale. 2. Based on outstanding principal balance of loans with risk ratings of 1, 2 or 3. 3. Based on outstanding principal balance of loans with risk ratings of 4 or 5 and $39 million carrying value of one loan held for sale. 4. Other Property Types is comprised of Mixed-Use, Hospitality and Student Housing property types. 5. CECL reserve of $15 million on risk rated 1, 2 and 3 loans. 6. $149 million of the $163 million total CECL reserve related to loans risk rated 4 and 5. 7. Includes borrower payments relating to the purchase of interest rate caps, debt paydowns, tenant improvements and leasing commissions, interest and carry reserves and other items. 8. $149 million of CECL reserve for risk rated 4 and 5 loans as a percentage of the $0.5 billion risk rated 4 and 5 loan portfolio. 9. Interest rate caps relating to risk rated 1-3 loans that expired in 2023 were renewed at their prior strike or economically equivalent amount after considering additional reserves.

6 Well-Positioned to Address Underperforming Loans Consistent with our goal of driving positive outcomes on underperforming loans, we are focused on resolving risk rated 4 and 5 loans with the goal to redeploy capital into interest earning investments Ares Management and the Ares Real Estate Group Capabilities Level of CECL Reserves Depth of Liquidity and Capital to Provide Time and Flexibility 1 2 3 Key Elements in Addressing Our Risk Rated 4 and 5 Loan Portfolio Note: Past performance is not indicative of future results.

1 Ares Management Platform

» With approximately $419 billion in assets under management, Ares Management Corporation is a global alternative investment manager operating an integrated platform across five business groups

Profile

Founded	1997
AUM	$419bn
Employees	~2,850
Investment Professionals	~990
Global Offices	35+
Direct Institutional Relationships	~2,300
Listing: NYSE – Market Capitalization	$42.0bn[1]

Global Footprint[2]



The Ares Differentiators

- Power of a broad and scaled platform enhancing investment capabilities
- Deep management team with integrated and collaborative approach
- 20+ year track record of attractive risk adjusted returns through market cycles
- A pioneer and leader in leveraged finance, private credit and secondaries

	Credit	Private Equity	Real Assets	Secondaries	Other Businesses
AUM	$284.8bn	$39.1bn	$65.4bn	$24.7bn	$4.8bn
Strategies	Direct Lending	Corporate Private Equity	Real Estate Equity	Private Equity Secondaries	Ares Insurance Solutions[3]
	Liquid Credit	Special Opportunities	Real Estate Debt	Real Estate Secondaries	Ares Acquisition Corporation[4]
	Alternative Credit	APAC Private Equity	Infrastructure Opportunities	Infrastructure Secondaries	
	APAC Credit		Infrastructure Debt	Credit Secondaries	

Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. Ares AUM includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser.

1. As of February 9, 2024.
2. New Delhi office is operated by a third party with whom Ares Asia maintains an ongoing relationship relating to the sourcing, acquisition and/or management of investments.
3. AUM managed by Ares Insurance Solutions excludes assets which are sub-advised by other Ares' investment groups or invested in Ares funds and investment vehicles.
4. AUM includes Ares Acquisition Corporation ("AAC") and Ares Acquisition Corporation II ("AACT").

7

8 Ares Real Estate Group Capabilities $49.7 billion Real Estate AUM ~255 Investment Professionals 17 Offices and Market Coverage Locations 516 Real Estate Investments Globally Global real estate investment manager with vertically integrated operating platform that seeks to generate compelling risk-adjusted performance(1) through market cycles Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1. All investments involve risk, including loss of principal. References to "risk-adjusted performance" or similar phrases are not guarantees against loss of investment capital or value. Key Advantages Cycle-Tested & Collaborative Team with Local Networks Scaled Real Estate Platform Experienced Across All Sectors Real Time Corporate & Market Insights Specialized 170+ Industrial- Focused Platform Core/Core-Plus Value-Add Opportunistic Private Debt Private Equity Real Estate 1

9 Risk Rated 1 -3 Loans, 9% Risk Rated 4 Loans, 56% Risk Rated 5 Loans, 35% Office, 71% Residential / Condo, 16% Other, 13% Total Current Expected Credit Loss Reserves Total CECL reserves are approximately 8% of total loans(1) Total CECL Reserve by Risk Rating $163 million Total CECL Reserve 8% CECL Reserve as a Percent of All Loans Held for Investment(1) 2 91% Of total CECL reserve relates to risk rated 4 and 5 loans Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1. Percentage of loans held for investment is based on outstanding principal balance. Total CECL Reserve by Property Type 87% Of total CECL reserve relates to office and residential / condo loans

10 CECL Reserve for Risk Rated 4 and 5 Loans Office and residential / condo loans drive the CECL reserve on risk rated 4 and 5 loans Risk Rated 4 and 5 Loans CECL Reserve by Property Type $149 million CECL Reserve for Risk Rated 4 and 5 Loans 28% CECL Reserve as a Percent of Risk Rated 4 and 5 Loan Balance(1) 2 94% Of the $149 million CECL reserve for risk rated 4 and 5 loans relates to office and residential / condo loans Office, 76% Residential / Condo, 18% Other, 6% Risk Rated 4 and 5 Loans CECL Reserve as a Percent of Loan Balance(2) 27% 30% 24% 0% 5% 10% 15% 20% 25% 30% 35% Office Residential / Condo Other Note: As of December 31, 2023, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1. Based on outstanding principal balance of loans with risk ratings of 4 or 5. 2. Based on outstanding principal balance of loans with risk ratings of 4 or 5 by property type.

11 $126 $185 $75 $125 $175 YE 2021 YE 2023 Balance Sheet and Capital Position Provides Time and Flexibility Note: Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1. As of December 31, 2021 and 2023, the net debt to equity ratios are calculated as (i) $1.9 billion and $1.6 billion of outstanding principal of borrowings, respectively, less $51 million and $110 million of cash, respectively, (ii) divided by total stockholders’ equity of $679 million and $626 million, respectively, plus CECL reserve of $25 million and $163 million, respectively. As of December 31, 2021 and 2023, net debt to equity ratios including CECL reserves are 2.7x and 2.4x, respectively. As of December 31, 2021 and 2023, total debt to equity ratios excluding CECL reserves are 2.7x and 2.1x, respectively, and including CECL reserve is 2.8x and 2.6x, respectively. 2. As of December 31, 2021 and 2023, includes $51 million and $110 million of unrestricted cash, respectively, and $75 million and $75 million, respectively, of available financing proceeds under the secured revolving funding agreement with City National Bank. We have proactively de-levered and increased our available capital to support positive outcomes on our underperforming loans 2.6x 1.9x YE 2021 YE 2023 Net Debt to Equity Ratio (excluding CECL) Available Capital ($ in millions) (1) (2) (2)(1) 3

Appendix

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Office Loans:											
1	Senior	IL	Nov 2020	$159.0	$159.0	$154.0	(2)	1.5%	7.6%[2]	Mar 2025	I/O
2	Senior	Diversified	Jan 2020	122.0	121.9	121.9	S+3.75%	1.6%	9.4%	Jan 2025	P/I
3	Senior	NY	Jul 2021	81.0	73.1	71.3	S+3.95%	—%	—%[3]	Aug 2025	I/O
4	Senior	AZ	Sep 2021	100.7	69.2	69.0	S+3.61%	0.1%	9.4%	Oct 2024	I/O
5	Senior	NC	Aug 2021	85.0	68.9	68.8	S+3.65%	0.2%	9.5%	Aug 2024	I/O
6	Senior	NC	Mar 2019	68.7	68.7	67.2	S+4.35%	2.3%	—%[3]	Mar 2024	P/I
7	Senior	IL	May 2018	58.9	56.9	49.8	S+3.95%	2.0%	—%[3]	Feb 2024	I/O
8	Senior	IL	Dec 2022	56.0	56.0	55.7	S+4.25%	3.0%	10.1%	Jan 2025	I/O
9	Senior	MA	Apr 2022	82.2	48.7	48.2	S+3.75%	—%	9.8%	Apr 2025	I/O
10	Senior	GA	Nov 2019	48.5	48.5	48.4	S+3.15%	1.9%	8.8%	Dec 2024	P/I
11	Senior[4]	CA	Oct 2019	33.2	33.2	30.6	S+3.45%	1.9%	—%[4]	Dec 2023	I/O
12	Senior	CA	Nov 2018	20.5	20.5	20.4	S+3.50%	2.3%	9.1%	Nov 2025	P/I
13	Subordinated	NJ	Mar 2016	18.5	18.5	15.9	12.00%	—%	—%[3]	Jan 2026	I/O
Total Office				**$934.2**	**$843.1**	**$821.2**					

Note: As of December 31, 2023.

1. I/O = interest only, P/I = principal and interest.
2. The Illinois loan is structured as both a senior and mezzanine loan with the Company holding both positions. The senior position has a per annum interest rate of S + 2.25% and the mezzanine position has a fixed per annum interest rate of 10.00%. The mezzanine position of this loan, which had an outstanding principal balance of $45 million as of December 31, 2023, was on non-accrual status as of December 31, 2023 and therefore, the Unleveraged Effective Yield presented is for the senior position only as the mezzanine position is non-interest accruing.
3. Loan was on non-accrual status as of December 31, 2023 and the Unleveraged Effective Yield is not applicable.
4. Loan was on non-accrual status as of December 31, 2023 and the Unleveraged Effective Yield is not applicable. As of December 31, 2023, the senior California loan, which is collateralized by an office property, is in maturity default due to the failure of the borrower to repay the outstanding principal balance of the loan by the December 2023 maturity date. The Company is in the process of a foreclosure of the property with legal title of the property expected to be acquired in the second quarter of 2024. Once legal title of the property is acquired, the Company will derecognize the senior California loan and recognize the office property as real estate owned.

13

ARES COMMERCIAL REAL ESTATE CORPORATION

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Multifamily Loans:											
14	Senior	NY	May 2022	$133.0	$132.2	$131.4	S+3.90%	0.2%	9.7%	Jun 2025	I/O
15	Senior	TX	Jun 2022	100.0	100.0	99.5	S+3.50%	1.5%	9.7%	Jul 2025	I/O
16	Senior	TX	Nov 2021	68.8	68.4	68.2	S+2.95%	–%	8.7%	Dec 2024	I/O
17	Senior[2]	SC	Dec 2021	67.0	67.0	66.9	S+3.00%	–%	8.6%	Nov 2024	I/O
18	Senior	OH	Sep 2023	57.8	57.0	56.5	S+3.05%	2.5%	8.8%	Oct 2026	I/O
19	Senior	CA	Nov 2021	31.7	31.7	31.6	S+3.00%	–%	8.6%	Dec 2025	I/O
20	Senior	PA	Dec 2018	28.2	28.2	28.2	S+2.50%	2.8%	7.9%	Dec 2025	I/O
21	Senior	WA	Dec 2021	23.1	23.1	23.0	S+3.00%	–%	8.5%	Nov 2025	I/O
22	Senior	TX	Oct 2021	23.1	22.8	22.8	S+2.60%	–%	8.3%	Oct 2024	I/O
23	Subordinated	SC	Aug 2022	20.6	20.6	20.5	S+9.53%	1.5%	15.3%	Sep 2025	I/O
24	Senior	WA	Feb 2020	18.8	18.8	18.8	S+3.10%	1.6%	–%[3]	Sep 2023[3]	I/O
Total Multifamily				**$572.1**	**$569.8**	**$567.4**					
Industrial Loans:											
25	Senior	IL	May 2021	$100.7	$100.7	$100.6	S+4.65%	0.1%	10.4%	May 2024	I/O
26	Senior	MA	Jun 2023	49.0	47.5	47.2	S+2.90%	–%	8.4%	Jun 2028	I/O
27	Senior	NJ	Jun 2021	28.3	27.8	27.7	S+3.85%	0.2%	9.8%	May 2024	I/O
28	Senior	FL	Dec 2021	25.5	25.5	25.4	S+3.00%	–%	8.6%	Dec 2025	I/O
29	Senior	CA	Aug 2019	19.6	19.6	19.1	S+3.85%	2.0%	–%[4]	Sep 2024	I/O
30	Senior	TX	Nov 2021	10.0	10.0	10.0	S+5.35%	0.2%	11.1%	Dec 2024	I/O
31	Senior	TN	Oct 2021	6.4	6.4	6.4	S+5.60%	0.2%	11.3%	Nov 2024	I/O
Total Industrial				**$239.5**	**$237.5**	**$236.4**					

Note: As of December 31, 2023.

1. I/O = interest only, P/I = principal and interest.
2. Loan commitment is allocated between a multifamily property ($61 million) and an office property ($6 million).
3. Loan was on non-accrual status as of December 31, 2023 and the Unleveraged Effective Yield is not applicable. As of December 31, 2023, the senior Washington loan, which is collateralized by a multifamily property, is in maturity default due to the failure of the borrower to repay the outstanding principal balance of the loan by the September 2023 maturity date.
4. Loan was on non-accrual status as of December 31, 2023 and the Unleveraged Effective Yield is not applicable.

14

ARES
COMMERCIAL REAL ESTATE CORPORATION

15 ($ in millions) # Loan Type Location Origination Date Current Loan Commitment Outstanding Principal Carrying Value Interest Rate SOFR Floor Unleveraged Effective Yield Maturity Date Payment Terms(1) Residential/Condominium Loans: 32 Senior NY Mar 2022 $91.1 $91.0 $86.4 S+8.95% 0.4% —%(2) Apr 2024 I/O 33 Senior FL Jul 2021 75.0 75.0 75.0 S+5.35% —% 10.7% Jul 2024 I/O Total Residential/Condominium $166.1 $166.0 $161.4 Mixed-Use Loans: 34 Senior NY Jul 2021 $78.3 $76.7 $76.6 S+3.75% —% 9.5% Jul 2024 I/O 35 Senior TX Sep 2019 35.3 35.3 35.3 S+3.85% 0.7% 9.5% Sep 2024 I/O Total Mixed-Use $113.6 $112.0 $111.9 Hotel Loans: 36 Senior NY Mar 2022 $55.7 $50.7 $50.4 S+4.40% 0.1% 10.1% Mar 2026 I/O 37 Senior CA Mar 2022 60.8 46.9 46.5 S+4.20% —% 10.0% Mar 2025 I/O Total Hotel $116.5 $97.6 $96.9 Loans Held for Investment Portfolio Details Note: As of December 31, 2023. 1. I/O = interest only, P/I = principal and interest. 2. The New York loan is structured as both a senior and mezzanine loan with the Company holding both positions. The senior and mezzanine positions each have a per annum interest rate of S + 8.95%. The senior and mezzanine loans were both on non-accrual status as of December 31, 2023 and the Unleveraged Effective Yield is not applicable.

16 Loans Held for Investment Portfolio Details Note: As of December 31, 2023. 1. I/O = interest only, P/I = principal and interest. 2. The weighted average floor is calculated based on loans with SOFR floors. ($ in millions) # Loan Type Location Origination Date Current Loan Commitment Outstanding Principal Carrying Value Interest Rate SOFR Floor Unleveraged Effective Yield Maturity Date Payment Terms(1) Self Storage Loans: 38 Senior PA Mar 2022 $18.2 $18.2 $18.1 S+3.00% 1.0% 8.7% Dec 2025 I/O 39 Senior NJ Aug 2022 17.6 17.6 17.4 S+2.90% 1.0% 9.0% Apr 2025 I/O 40 Senior WA Aug 2022 11.5 11.5 11.4 S+2.90% 1.0% 9.0% Mar 2025 I/O 41 Senior IN Sep 2023 11.4 10.8 10.6 S+3.60% 0.9% 9.7% Jun 2026 I/O 42 Senior MA Apr 2022 7.7 7.7 7.7 S+3.00% 0.8% 8.6% Nov 2024 I/O 43 Senior MA Apr 2022 6.8 6.8 6.7 S+3.00% 0.8% 8.6% Oct 2024 I/O 44 Senior NJ Mar 2022 5.9 5.9 5.9 S+3.00% 0.8% 8.8% Jul 2024 I/O Total Self Storage $79.1 $78.5 $77.8 Student Housing Loans: 45 Senior CA Jun 2017 $34.0 $34.0 $34.0 S+3.95% 0.5% 9.3% Jan 2024 I/O 46 Senior AL Apr 2021 19.5 19.5 19.5 S+3.95% 0.1% 9.7% May 2024 I/O Total Student Housing $53.5 $53.5 $53.5 Loan Portfolio Total/Weighted Average $2,274.6 $2,158.0 $2,126.5 1.1%(2) 7.5%

17 As of ($ in thousands, except share and per share data) 12/31/2023 12/31/2022 ASSETS Cash and cash equivalents $ 110,459 $ 141,278 Loans held for investment ($892,166 and $887,662 related to consolidated VIEs, respectively) 2,126,524 2,264,008 Current expected credit loss reserve (159,885) (65,969) Loans held for investment, net of current expected credit loss reserve 1,966,639 2,198,039 Loans held for sale, at fair value ($38,981 related to consolidated VIEs as of December 31, 2023) 38,981 — Investment in available-for-sale debt securities, at fair value 28,060 27,936 Real estate owned, net 83,284 — Other assets ($3,690 and $2,980 of interest receivable related to consolidated VIEs, respectively; $32,002 and $129,495 of other receivables related to consolidated VIEs, respectively) 52,354 155,749 Total assets $ 2,279,777 $ 2,523,002 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Secured funding agreements $ 639,817 $ 705,231 Notes payable 104,662 104,460 Secured term loan 149,393 149,200 Collateralized loan obligation securitization debt (consolidated VIEs) 723,117 777,675 Due to affiliate 4,135 5,580 Dividends payable 18,220 19,347 Other liabilities ($2,263 and $1,913 of interest payable related to consolidated VIEs, respectively) 14,584 13,969 Total liabilities 1,653,928 1,775,462 Commitments and contingencies STOCKHOLDERS' EQUITY Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2023 and December 31, 2022 and 54,149,225 and 54,443,983 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively 532 537 Additional paid-in capital 812,184 812,788 Accumulated other comprehensive income 153 7,541 Accumulated earnings (deficit) (187,020) (73,326) Total stockholders' equity 625,849 747,540 Total liabilities and stockholders' equity $ 2,279,777 $ 2,523,002 Consolidated Balance Sheets

Consolidated Statements of Operations

($ in thousands, except share and per share data)	For the Three Months Ended 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Revenue:					
Interest income	$ 44,348	$ 52,819	$ 51,941	$ 49,500	$ 52,552
Interest expense	(29,957)	(29,745)	(26,951)	(22,999)	(22,144)
Net interest margin	14,391	23,074	24,990	26,501	30,408
Revenue from real estate owned	3,161	809	—	—	—
Total revenue	17,552	23,883	24,990	26,501	30,408
Expenses:					
Management and incentive fees to affiliate	2,946	2,974	3,334	3,010	4,290
Professional fees	974	682	626	771	630
General and administrative expenses	1,830	1,691	2,038	1,685	1,777
General and administrative expenses reimbursed to affiliate	818	775	1,109	732	1,136
Expenses from real estate owned	2,038	480	—	—	—
Total expenses	8,606	6,602	7,107	6,198	7,833
Provision for current expected credit losses	47,452	3,227	20,127	21,019	19,402
Realized losses on loans	—	4,886	—	5,613	—
Unrealized losses on loans held for sale	995	—	—	—	—
Income (loss) before income taxes	(39,501)	9,168	(2,244)	(6,329)	3,173
Income tax expense (benefit), including excise tax	(87)	(16)	(46)	110	264
Net income (loss) attributable to common stockholders	$ (39,414)	$ 9,184	$ (2,198)	$ (6,439)	$ 2,909
Earnings per common share:					
Basic earnings (loss) per common share	$ (0.73)	$ 0.17	$ (0.04)	$ (0.12)	$ 0.05
Diluted earnings (loss) per common share	$ (0.73)	$ 0.17	$ (0.04)	$ (0.12)	$ 0.05
Weighted average number of common shares outstanding:					
Basic weighted average shares of common stock outstanding	54,111,544	54,085,035	54,347,204	54,591,650	54,427,041
Diluted weighted average shares of common stock outstanding	54,111,544	54,796,413	54,347,204	54,591,650	54,894,888
Dividends declared per share of common stock[1]	$ 0.33	$ 0.33	$ 0.35	$ 0.35	$ 0.35

1. There is no assurance dividends will continue at these levels or at all.

18

ARES COMMERCIAL REAL ESTATE CORPORATION

Reconciliation of Net Income to Non-GAAP Distributable Earnings

	For the Three Months Ended				
($ in thousands, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Net income (loss) attributable to common stockholders	$ (39,414)	$ 9,184	$ (2,198)	$ (6,439)	$ 2,909
Stock-based compensation	1,041	986	1,004	960	738
Incentive fees to affiliate	—	—	334	—	1,264
Depreciation and amortization of real estate owned	809	206	—	—	—
Provision for current expected credit losses	47,452	3,227	20,127	21,019	19,402
Realized gain on termination of interest rate cap derivative(1)	(105)	(93)	(266)	(457)	(422)
Unrealized losses on loans held for sale	995	—	—	—	—
Distributable Earnings	$ 10,778	$ 13,510	$ 19,001	$ 15,083	$ 23,891
Net income (loss) attributable to common stockholders	$ (0.73)	$ 0.17	$ (0.04)	$ (0.12)	$ 0.05
Stock-based compensation	0.02	0.02	0.02	0.02	0.01
Incentive fees to affiliate	—	—	0.01	—	0.02
Depreciation and amortization of real estate owned	0.01	—	—	—	—
Provision for current expected credit losses	0.88	0.06	0.37	0.39	0.36
Realized gain on termination of interest rate cap derivative(1)	—	—	—	(0.01)	(0.01)
Unrealized losses on loans held for sale	0.02	—	—	—	—
Basic Distributable Earnings per common share	$ 0.20	$ 0.25	$ 0.35	$ 0.28	$ 0.44
Net income (loss) attributable to common stockholders	$ (0.72)	$ 0.17	$ (0.04)	$ (0.12)	$ 0.05
Stock-based compensation	0.02	0.02	0.02	0.02	0.01
Incentive fees to affiliate	—	—	0.01	—	0.02
Depreciation and amortization of real estate owned	0.01	—	—	—	—
Provision for current expected credit losses	0.87	0.06	0.37	0.38	0.35
Realized gain on termination of interest rate cap derivative(1)	—	—	—	(0.01)	(0.01)
Unrealized losses on loans held for sale	0.02	—	—	—	—
Diluted Distributable Earnings per common share	$ 0.20	$ 0.25	$ 0.35	$ 0.27	$ 0.44

1. For the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, Distributable Earnings includes $0.1 million, $0.1 million, $0.3 million, $0.5 million, and $0.4 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.

19

ARES
COMMERCIAL REAL ESTATE CORPORATION

20 Diverse Sources of Financing Supports Portfolio ($ in millions) Financing Sources Total Commitments Outstanding Principal Pricing Range Mark to Credit Non Spread Based Mark to Market Secured Funding Agreements Wells Fargo Facility $450.0 $208.5 SOFR+1.50 to 3.75%   Citibank Facility 325.0 221.6 SOFR+1.50 to 2.10%   CNB Facility 75.0 — SOFR+2.65%   Morgan Stanley Facility 250.0 209.7 SOFR+1.60 to 3.10%   MetLife Facility 180.0 — SOFR+2.50%   Subtotal $1,280.0 $639.8 Asset Level Financing Notes Payable $105.0 $105.0 SOFR + 2.00%   Capital Markets Secured Term Loan $150.0 $150.0 4.50% (Fixed)   2017-FL3 Securitization 445.6 445.6 SOFR+ 1.82%   2021-FL4 Securitization 278.3 278.3 SOFR+ 1.59%   Subtotal $873.9 $873.9 Total Debt $2,258.9 $1,618.7 Note: As of December 31, 2023. Diversified financing sources totaling $2.3 billion with $640 million of undrawn capacity

21 Glossary Distributable Earnings Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which the Company believes is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.